EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint Jeffrey Wolf with full power to act alone, as our true and lawful attorney and agent, with full power of substitution and resubstitution to said attorney to sign for us, and in our names in the capacities indicated below, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Jeffrey Wolf Jeffrey Wolf	Chief Executive Officer, President and Chairman (Principal Executive Officer)	January 17, 2014

/s/ John Monahan, Ph.D. John Monahan, Ph.D.	Director	January 17, 2014

/s/ Michael Kharitonov, Ph.D.	Director	January 17, 2014
Michael Kharitonov, Ph.D.

/s/ Louis C. Bock Louis C. Bock	Director	January 17, 20147

/s/ Paul Belsky, MD Paul Belsky, MD	Director	January 17, 2014

/s/ Edward B. Smith Edward B. Smith	Director	January 17, 2014